EX. 10.2

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of September 24, 2012, by and among Lily Group Holdings Company (“Holder”), VHGI Holdings, Inc., a Delaware corporation (“Parent”), and VHGI Coal, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Coal”).  Holder, Parent and Coal are sometimes each referred to herein as a “Party” and collectively, as the “Parties”.

WHEREAS, Holder owns 700,000 shares of Series A Preferred Stock of Coal (the “Series A Preferred Stock”); and

WHEREAS, Holder desires to contribute the Series A Preferred Stock to Parent and in exchange Parent will issue 50,000,000 shares of Common Stock of Parent (the “Exchange Shares”) and a promissory note equal to the accrued, but unpaid, interest and dividends payable with respect to the Series A Preferred Stock as of the Effective Time (as defined below) to Holder on the terms set forth herein; and

WHEREAS, Parent and the shareholders of Parent have authorized the increase of the authorized Common Stock of Parent to 250,000,000 shares of Common Stock pursuant to an amendment to the Parent’s certificate of incorporation (the “Increase”), which Increase will become effective when Parent files such amendment with the Secretary of State of the State of Delaware on or about 20 days after the date Parent mails an information statement to the shareholders of Parent (the “Effective Time”);

WHEREAS, Paul R. Risinger, the sole owner of Holder (“Risinger”), holds a promissory note made payable to him by Coal in the original principal amount of $17,000,000 (the “SPA Note”) and has agreed as part of this transaction to waive all current defaults for nonpayment thereunder and such future defaults through March 31, 2013 and not take action for any such defaults until after March 31, 2013, pursuant to a letter agreement (the “Letter Agreement”) in the exact form attached hereto as Exhibit B;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties hereby agree as follows:

1. Contribution and Issuance of Exchange Shares.

(a) Contribution of Series A Preferred Stock.  At the Effective Time:

(i) Holder shall contribute and transfer to Parent all of Holder’s right, title and interest in and to the Series A Preferred Stock in exchange for Parent issuing to Holder the Exchange Shares on the terms and subject to the conditions set forth herein.

(ii) All accrued, but unpaid, interest and dividends payable with respect to the Series A Preferred Stock as of the Effective Time shall be converted into a promissory note payable by Parent to Holder in the form attached hereto as Exhibit A (the “Promissory Note”).

(iii) Holder shall no longer hold any rights as a stockholder with respect to the Series A Preferred Stock.

(iv) Holder shall deliver the certificate representing the Series A Preferred Stock along with an executed blank stock power to Parent.

(b)  Issuance of Exchange Shares.  At the Effective Time, assuming Holder has delivered the certificate representing the Series A Preferred Stock and an executed blank stock power as provided above, Parent shall accept the contribution of the Series A Preferred Stock and shall issue the Exchange Shares to Holder and deliver the Promissory Note to Holder.

(c) Legend. The certificate representing the Exchange Shares shall contain the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES LAWS OR THE SECURITIES LAWS OF ANY STATE.  SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS AND ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.

2. Representations of Holder. Holder hereby represents and warrants as follows:

(a) The execution, delivery and performance by Holder of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by Holder.  This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligations of Holder, enforceable against Holder in accordance with its terms.

(b) Holder has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  Neither the execution, delivery or performance of this Agreement by Holder nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under any agreement or other instrument under which Holder is bound or to which the Series A Preferred Stock owned by Holder is subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the Series A Preferred Stock, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Holder or the Series A Preferred Stock.

(c) No consent, authorization, approval, permit or license of, or filing with, any governmental body, agency or authority, any lender or lessor is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Holder.

(d) Holder owns all right, title and interest in, to and under the Series A Preferred Stock, free and clear of any liens, claims or encumbrances.  No claim has been asserted by any person as to the ownership of the Series A Preferred Stock.

(e) Holder has the knowledge and experience in financial, tax and business matters that Holder is capable of evaluating the merits and risks of transferring the Series A Preferred Stock to Parent in exchange for the Exchange Shares and Promissory Note to be issued to Holder under this Agreement.

(f) Holder recognizes that investment in the Exchange Shares involves substantial risks.  Holder further recognizes that no Federal or state agencies have passed upon this offering of the Exchange Shares and Promissory Note or made any finding or determination as to the fairness of this investment.  To the extent deemed advisable by Holder, Holder has consulted with its own financial, tax and legal advisors with respect to the transactions contemplated by this Agreement.  Holder has not relied on any financial, tax or legal advice of Parent or any of its directors, shareholders, officers, employees, attorneys or representatives in choosing to execute and deliver this Agreement or in participating in the transactions contemplated herein and therein.

3. Letter Agreement.  Risinger shall attach an original of the executed Letter Agreement to the SPA Note upon the execution of this Agreement and shall immediately provide confirmation of such to Coal and Parent.

4. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective Parties to this Agreement.

5. Governing Law.  The validity, performance and enforcement of this Agreement shall be construed, interpreted and governed in accordance with the laws of the State of Delaware.

6. Entire Agreement.  This Agreement and the agreements contemplated hereby constitute the entire agreement of the Parties hereto regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof.

7. Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Facsimile signatures shall be given the same effect as original signatures.

Signatures on following page

This Agreement is executed by the Parties as of the date first written above.

VHGI HOLDINGS, INC.

By: __________________________________________
Michael E. Fasci,
Chief Financial Officer

VHGI COAL, INC.

By: __________________________________________
Paul R. Risinger,
Chief Executive Officer

LILY GROUP HOLDINGS COMPANY

By: __________________________________________
Paul R. Risinger,

Exhibit  A

Form of Promissory Note

Exhibit B

Letter Agreement